SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                        CHINA RESOURCES DEVELOPMENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
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________________________________________________________________________________

                        CHINA RESOURCES DEVELOPMENT, INC.


                                 [COMPANY LOGO]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 12, 2001

To the Stockholders of China Resources Development, Inc.:

         NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (the "Annual Meeting") of China Resources Development, Inc., a Nevada corporation (the "Company"), will be held at 2:30 p.m., Hong Kong time, on December 12, 2001 at 26/F, Securities Building, 5020 Binhe Road, Fu Tian District, Shenzhen Province, People's Republic of China, for the following purposes:

         1. To elect two Class II members to the Company's Board of Directors to hold office until the Company's annual meeting of stockholders to be held in 2004 and until their successors are duly elected and qualified;

         2. To ratify the appointment of Ernst & Young as independent auditors of the Company for the fiscal year ending December 31, 2001; and

         3. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         All stockholders are cordially invited to attend; however, only stockholders of record at the close of business on October 31, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE BOARD'S NOMINEES TO SERVE AS CLASS II DIRECTORS, AND FOR PROPOSAL TWO.

                                       By Order of the Board of Directors




                                       Wong Wah On
                                       CORPORATE SECRETARY


Hong Kong
November 12, 2001


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                        CHINA RESOURCES DEVELOPMENT, INC.
                                    ROOM 2105
                           WEST TOWER, SHUN TAK CENTRE
                              200 CONNAUGHT ROAD C.
                              SHEUNG WAN, HONG KONG

                      ------------------------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                DECEMBER 12, 2001

                      ------------------------------------



                                  INTRODUCTION


         The accompanying proxy is solicited by the Board of Directors (the "Board") of China Resources Development, Inc. (the "Company," "we", "us" and similar terms) to be voted at the Annual Meeting of Stockholders to be held on Wednesday, December 12, 2001 (the "Annual Meeting"), and any adjournments thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specifications are indicated, the shares will be voted in accordance with the recommendation of the Board with respect to each matter submitted to the Company's stockholders for approval. Abstentions and broker non-votes will not be voted, but will be counted for determining the presence of a quorum.

         The cost of preparing and mailing the enclosed proxy materials, which is estimated to be approximately $28,000, will be borne by the Company. The Company may use the services of its officers and employees (who will receive no additional compensation) to solicit proxies. In addition to the use of the mails, proxies may be solicited by telephone, Mailgram, facsimile, telegraph, cable and personal interview. The Company intends to request banks and brokers holding shares of the Company's Common Stock to forward copies of the proxy materials to those persons for whom they hold shares and to request authority for the execution of proxies. The Company will reimburse banks and brokers for their out-of-pocket expenses. The Company may also retain the services of a solicitation firm to aid in the solicitation of proxies. If it does so, the Company will pay the fees and expenses of such firm.

         A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at the offices of the Company for a period of at least ten days preceding the Annual Meeting.

                          VOTING AT THE ANNUAL MEETING

         The shares entitled to vote at the Annual Meeting consist of shares of the Company's Common Stock and Series B Preferred Stock, with each share entitling the holder to one vote. At the close of business on October 31, 2001, the record date for the Annual Meeting, there were issued and outstanding 837,797 shares of the Company's Common Stock and 320,000 shares of the Company's Series B Preferred Stock. This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about November 12, 2001.

         Each proxy that is properly signed and received prior to the Annual Meeting will, unless revoked, be voted in accordance with the instructions on such proxy. If no instruction is indicated, the shares will be voted FOR the election of the nominees for director listed in this proxy statement, FOR ratification of the appointment of Ernst & Young, and FOR the approval of such other business that may properly come before the Annual Meeting or any postponement or adjournment thereof. A stockholder who has given a proxy may revoke such proxy at any time before it is voted at the Annual Meeting by delivering a written notice of revocation or duly executed proxy bearing a later date to the Secretary of the Company or by attending the meeting and voting in person.

         A quorum of stockholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of the Company's Common Stock and Preferred Stock, counted together, represented in person or by proxy, will constitute a quorum. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting. The inspector of election will determine whether or not a quorum is present at the Annual Meeting. The inspector of election will treat abstentions as shares of Common Stock or Preferred Stock that are present and entitled to vote for purposes of determining the presence of a quorum.

         The two nominees for director who receive the greatest number of votes cast in person or by proxy at the Annual Meeting shall be elected as Class II directors of the Company. The vote required for adoption of the other proposals herein is the affirmative vote of a majority of the shares of Common Stock and Preferred Stock, counted together, present in person or represented by proxy at the Annual Meeting; and, for purposes of determining stockholder approval of such proposals, abstentions will be treated as shares of Common Stock or Preferred Stock voted against adoption of such proposals.

                                   CONVENTIONS

         Unless otherwise specified, all references in this proxy statement to "U.S. Dollars," "Dollars," "US$," or "$" are to United States dollars; all references to "Hong Kong Dollars" or "HK$" are to Hong Kong dollars; and all references to "Renminbi" or "RMB" or "Yuan" are to Renminbi Yuan, which is the lawful currency of the People's Republic of China ("China" or "PRC"). The Company and Billion Luck maintain their accounts in U.S. Dollars and Hong Kong Dollars, respectively. HARC and its subsidiaries maintain their accounts in Renminbi. The financial statements of the Company and its subsidiaries are prepared in Renminbi. Translations of amounts from Renminbi to U.S. Dollars and from Hong Kong Dollars to U.S. Dollars are for the convenience of the reader. Unless otherwise indicated, any translations from Renminbi to U.S. Dollars or from U.S. Dollars to Renminbi have been made at the single rate of exchange as quoted by the People's Bank of China (the "PBOC Rate") on September 30, 2001, which was approximately U.S.$1.00 = Rmb8.28. Translations from Hong Kong Dollars to U.S. Dollars have been made at the single rate of exchange as quoted by the Hongkong and Shanghai Banking Corporation Limited on September 30, 2001, which was approximately US$1.00 = HK$7.80. The Renminbi is not freely convertible into foreign currencies and the quotation of exchange rates does not imply convertibility of Renminbi into U.S. Dollars or other currencies. All foreign exchange transactions take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People's Bank of China. No representation is made that the Renminbi or U.S. Dollar amounts referred to herein could have been or could be converted into U.S. Dollars or Renminbi, as the case may be, at the PBOC Rate or at all.

         References to "Billion Luck" are to Billion Luck Company Ltd., a British Virgin Islands company, which is a wholly-owned subsidiary of the Company.

         References to "Company" and "Registrant" are to China Resources Development, Inc., and include, unless the context requires otherwise, the operations of its subsidiaries.

         References to "HARC" are to Hainan Cihui Industrial Company Limited (formerly known as Hainan Zhongwei Agricultural Resources Company Limited), a company organized in the PRC, whose capital was owned, as of December 31, 2000, 39% by the Farming Bureau and 61% by the Company. During fiscal year 2001, the Company acquired the 39% interest in HARC previously owned by the Farming Bureau.

         References to the "PRC" or "China" include all territory claimed by or under the control of the Central Government, except Hong Kong, Macau, and Taiwan.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information known to the Company regarding the beneficial ownership of shares of Common Stock and Series B Voting Preferred Stock as of October 31, 2001 by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock and Preferred Stock combined, (ii) each of the Company's directors, (iii) each of the Company's executive officers, and (iv) all executive officers and directors as a group. Unless otherwise indicated, each person has sole investment and voting power with respect to all shares shown as beneficially owned.

         Unless otherwise indicated the address of each beneficial owner is Room 2105, West Tower, Shun Tak Centre, 200 Connaught Road C., Sheung Wan, Hong Kong.

                                                   Amount and Nature of
                                                   Beneficial Ownership
                           -------------------------------------------------------------
                                    Common Stock                    Preferred Stock         Percent
Name and Address of        ----------------------------        -------------------------      of
Beneficial Owner           # of Shares       % of Class        # of Shares    % of Class     Vote
----------------           -----------       ----------        -----------    ----------     ----
Ching Lung Po               73,480(1)            4.0%           320,000(1)      100%          30.5%

Worlder International
   Company Limited          48,600(2)            5.8%                --          --
                                                                                               4.2%
21/F Great Eagle Centre
23 Harbour Road
Hong Kong

Tam Cheuk Ho              284, 897(3)           29.2%                --          --
                                                                                              21.2%

Wong Wah On                289,217(4)           29.8%                --          --
                                                                                              21.5%

Wan Yin Ling                    --                --                 --          --             --

Ng Kin Sing                     --                --                 --          --             --

Lo Kin Cheung                   --                --                 --          --             --

Executive Officers and
Directors as a group
(of 6 persons) ........    402,697(1)(3)(4)     33.7%           320,000         100%          52.1%


--------------

(1) Shares registered to Winsland Capital Limited, a company beneficially owned by Mr. Ching. Also includes an option granted to Mr. Ching to purchase 40,000 shares of Common Stock.

(2) Includes13,500 shares registered to Silverich Limited, a wholly-owned subsidiary of Worlder International Company Limited.

(3) Includes 244,897 shares registered to Anka Capital Limited, a company owned 50% by Mr. Tam. Mr. Tam disclaims beneficial ownership of the shares owned by Anka Capital Limited, except to the extent of his pecuniary interest in the shares. Also includes an option granted to Mr. Tam to purchase 40,000 shares of Common Stock.

(4) Includes 244,897 shares registered to Anka Capital Limited, a company owned 50% by Mr. Wong. Mr. Wong disclaims beneficial ownership of the shares owned by Anka Capital Limited, except to the extent of his pecuniary interest in the shares. Also includes 4,320 shares registered to Brender Services Limited, a company beneficially owned by Mr. Wong and an option granted to Mr. Wong to purchase 40,000 shares of Common Stock.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS
----------------------

         Article VIII of the Company's Articles of Incorporation permits the Board of Directors to fix the number of directors at not less than three nor more than 25. At the annual meeting of stockholders held in 1996, an amendment to the Articles of Incorporation was approved, dividing the directors into three classes. Pursuant to the amendment, one class of directors is elected each year, to serve a three-year term.

         Two Class II directors will be elected at the Annual Meeting. The nominees for Class II directors, if elected, will serve until the annual meeting of stockholders to be held in 2004 and until his successor is duly elected and qualified. Ching Lung Po and Ng Kin Sing both currently serve as directors. Mr. Ng currently serves as a Class III director, but effective upon his election at the Annual Meeting, will resign as such and continue as a Class II director. Mr. Ng's resignation and election as a Class II director will result in there being two directors from each of Class I, II and III.

         Both nominees have consented to being named herein and have indicated their intention to serve as Class II directors of the Company, if elected. Unless authority to do so is withheld, the persons named as proxies will vote the shares represented by such proxies for the election of the named nominees. In case any of the nominees become unavailable for election to the Board of Directors, which is not anticipated, the persons named as proxies shall have full discretion and authority to vote or refrain from voting for any other nominees in accordance with their judgment. Vacancies on the Board may be filled by the remaining director or directors, even though less than a quorum, for the unexpired term of such vacant position.

         The following persons have been nominated for election to the Board of
Directors:

         Name                 Age                       Position
         ----                 ---                       ---------
Ching Lung Po                  54              Chairman, President and Chief
                                               Executive Officer

Ng Kin Sing                   39               Director


Business Experience.
-------------------

         Mr. Ching Lung Po has been a director of the Company since February 4, 1998. He was appointed Chairman of the Board of Directors on January 25, 1999, Chief Executive Officer and President of the Company on February 1, 1999 and June 1, 1999, respectively. Mr. Ching has also been the Chairman of the Board of Directors and President of OVM International Holding Corp. (OTC Bulletin Board:
OVMI), which is included on the OTC Bulletin Board operated by the Nasdaq, since September 1996, and the Chariman of Asia Fiber Holdings Limited (OTC Bulletin
Board: AFBR), which is included on the OTC Bulletin Board operated by the Nasdaq, since January 2000. Mr. Ching has been involved for more than 20 years in the management of production and technology for industrial enterprises in PRC. He worked in Heilongjiang Suihua

Electronic Factory as an engineer from 1969 to 1976 and was the Head of the Heilongjiang Suihua Industrial Science & Technology Research Institute from 1975 to 1976. Mr. Ching joined the Heilongjiang Qingan Factory in 1976 and has been the General Manager since 1976. In 1988, Mr. Ching started his own business and established the Shenzhen Hongda Science & Technology Company Limited in Shenzhen, which manufactures electronic products. Mr. Ching graduated from the Harbin Military and Engineering Institute and holds the title of Senior Engineer.

         Mr. Ng Kin Sing has been a director of the Company since February 1, 1999, and also serves as a member of the Audit Committee. From April 1998 to the present, Mr. Ng has been the managing director of Action Plan Limited, a securities investment company. From November 1995 until March 1998, Mr. Ng was sales and dealing director for NatWest Markets (Asia) Limited; and from May 1985 until October 1995, he was the dealing director of BZW Asia Limited, an international securities brokerage house. Mr. Ng holds a Bachelor's degree in Business Administration from the Chinese University of Hong Kong.

Information Concerning the Board of Directors.
---------------------------------------------

         During the year ended December 31, 2000 the Company's Board of Directors held eight meetings. Each member of the Board participated in each action of the Board.

Committees of the Board of Directors.
------------------------------------

         The Audit Committee, which currently consists of Ng Kin Sing, Wan Ying Lin and Lo Kin Cheung, reviews the professional services provided by our independent auditors, the independence of our auditors from our management, our annual financial statements and our system of internal accounting controls. The Audit Committee also reviews other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Company's Board of Directors has adopted a written Charter of the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A. The members of the Audit Committee are all independent, as defined in the National Association of Securities Dealers' listing standards. The Audit Committee met on four occasions during the year ended December 31, 2000.

         The Company does not have a formal compensation committee. The Board of Directors, acting as a compensation committee, periodically meets to discuss and deliberate on issues surrounding the terms and conditions of executive officer compensation, including base salaries, bonuses, awards of stock options and reimbursement of certain business related costs and expenses.

         The Company does not have a formal nominating committee. The Board of Directors, acting as a nominating committee, recommends candidates who will be nominated as management's slate of directors at each annual meeting of stockholders. The Board of Directors will also consider candidates for directors nominated by stockholders. A stockholder who wishes to submit a candidate for consideration at the annual meeting of stockholders to be held in 2002, must notify the Secretary of the Company, in writing, no later than July 15, 2002. The written notice must include information about each proposed nominee, including name, age, business address, principal occupation, shares beneficially owned and other information required to be included in proxy solicitations. The nomination notice must also include the nominating stockholder's name and address, the number of shares beneficially owned and a statement that such stockholder intends to nominate his candidate. A statement from the candidate must also be furnished, indicating the candidate's desire and ability to serve as a director. Adherence to these procedures is a prerequisite to a stockholder's right to nominate a candidate for director at the annual meeting.

Audit Committee Report.
----------------------

         The following statement made by the Audit Committee, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not otherwise be deemed filed under either of such Acts.

         The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls.

         Management represented to the committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The committee discussed with the independent auditors matters required to be discussed by auditing standards generally accepted in the United States.

         In addition, the committee has discussed with the independent auditors the auditor's independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

         The committee also discussed with our independent auditors the overall scope and plans for their respective audit. The committee meets with the independent auditors with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of our financial reporting.

         In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the board has approved, that the audited consolidated financial statements be included in the Company's Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                             Submitted by the
                                             Audit Committee of
                                             the Board of
                                             Directors:

                                             /s/ Ng Kin Sing
                                             /s/ Wan Ying Lin
                                             /s/ Lo Kin Cheung

Report of the Board of Directors on Executive Compensation.
----------------------------------------------------------

         The following statement made by the Board of Directors, sitting as a Compensation Committee, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under either of such Acts.

         The Company does not have a formal compensation committee. The Board of Directors, acting as a compensation committee, periodically meets to discuss and deliberate on issues surrounding the terms and conditions of executive officer compensation, including base salaries, bonuses, awards of stock options and reimbursement of certain business related costs and expenses.

         In determining the compensation of the Company's executive officers, the Board of Directors takes into account all factors which it considers relevant, including business conditions, in general, and in the Company's line of business during the year in light of such conditions, the market compensation for executives of similar background and experience, the performance of the Company, in general, and the performance of the specific executive officer under consideration, including the business area of the Company for which such executive officer is responsible. In light of these factors, the Board of Directors determined that the payment of discretionary bonuses to executive officers was not appropriate for the fiscal year ended December 31, 2000.

         The Board of Directors also believes that granting stock options provides an additional incentive to executive officers to continue in the service of the Company and gives them an interest similar to stockholders in the success of the Company. In the future, the Board of Directors intends to make use of stock options, along with other traditional salary and bonus components of executive compensation packages, to provide incentives to attract and maintain qualified executive officers.

                                            Submitted by the Board of Directors,
                                            Sitting as a Compensation Committee:

                                            /s/  Ching Lung Po
                                            /s/  Tam Cheuk Ho
                                            /s/  Wong Wah On
                                            /s/  Wan Ying Lin
                                            /s/  Ng Kin Sing
                                            /s/  Lo Kin Cheung

Compensation Committee Interlocks and Insider Participation.
-----------------------------------------------------------

         The current Board of Directors includes Ching Lung Po, Tam Cheuk Ho and Wong Wah On, each of whom also serves as an executive officer of the Company. As a result, these directors discuss and participate in deliberations of the Board of Directors on matters relating to the terms of executive compensation. In this regard, a director whose executive compensation is voted upon by the Board of Directors must abstain from such vote.

Performance Graph.
-----------------

         The following graph compares the cumulative total returns on the Company's common stock during the preceding five fiscal years, with the returns on companies in the Nasdaq Market Index and an Industry Index Group selected by the Company (Standard Industrial Classification Code No. 5411 - Grocery Stores). The graph assumes that $100 was invested in the Company's common stock and each of the indices presented on December 31,1995, and that dividends, if any, were reinvested.

         This information is presented in accordance with requirements of the Securities and Exchange Commission, should not necessarily be viewed as indicative of future performance, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (except to the extent that the Company specifically incorporates this information by reference).


                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                    AMONG CHINA RESOURCES DEVELOPMENT, INC.,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX





                               [GRAPHIC OMITTED]







--------------------------------------------------------------------------------
                      STOCK PRICE PERFORMANCE COMPARISON OF
                            5-YEAR CUMULATIVE RETURNS

                                                                 Fiscal Years Ended December 31
                                                 1995       1996       1997       1998       1999       2000
                                                 -----------------------------------------------------------
China Resources Development                     100.00       4.50       2.80       1.05       1.34        .48

Grocery Stores                                  100.00     129.12     159.29     225.55     160.77     189.09

NASDAQ Market Index                             100.00     124.27     152.00     214.39     378.12     237.66

Section 16(a) Beneficial Ownership Reporting Compliance.
-------------------------------------------------------

         Based solely upon a review of Forms 3, 4, and 5, and amendments thereto, furnished to the Company for the fiscal year ended December 31, 2000, Mr. Lo Kin Cheung failed to timely file Form 3 to report his appointment as a director.


EXECUTIVE COMPENSATION
----------------------

Summary Compensation Table.
--------------------------

         The following table shows, for each of the three years ended December 31, 2000, the cash and other compensation paid by the Company to its President and Chief Executive Officer and each other executive officer whose annual compensation was $100,000 or more.

                                                                                |----------------|
                                                   Annual Compensation          |   Long Term    |
                                                                                | Compensation   |
                                          ------------------------------------- |----------------|
                                                                                |                |
                                                                     Other      |  Securities    |
                                                                    Annual      |  Underlying    |    All Other
                                           Salary     Bonus      Compensation   |    Options     |  Compensation
Name and Principal Position       Year      (US$)     (US$)          (US$)      |      (1)       |      (US$)
-------------------------------- -------- --------- ---------- ---------------- |----------------|-----------------
Ching Lung Po, President and      2000    276,923      -0-           -0-        |     -0-        |       -0-
Chief Executive Officer                                                         |                |
                                                                                |                |
                                  1999    253,846      -0-           -0-        |     -0-        |       -0-
                                                                                |                |
                                  1998      -0-        -0-           -0-        |     -0-        |       -0-
                                                                                |                |
                                                                                |                |
Tam Cheuk Ho, Director and        2000    230,769      -0-           -0-        |      60        |       -0-
Chief Financial Officer                                                         |                |
                                                                                |                |
                                  1999    212,538      -0-           -0-        |      60        |       -0-
                                                                                |                |
                                  1998      -0-        -0-           -0-        |      60        |       -0-
                                                                                |                |
                                                                                |                |
Wong Wah On, Director,            2000    153,846      -0-           -0-        |      60        |       -0-
Secretary and Financial                                                         |                |
Controller                                                                      |                |
                                                                                |                |
                                  1999    141,026      -0-           -0-        |      60        |       -0-
                                                                                |                |
                                  1998      -0-        -0-           -0-        |      60        |       -0-
                                                                                |                |
                                                                                |                |
Li Fei Lie, Vice President(2)     2000     69,231      -0-           -0-        |    1,000       |       -0-
                                                                                |                |
                                  1999     69,231      -0-           -0-        |    1,000       |       -0-
                                                                                |                |
                                  1998     46,795      -0-         22,436       |    1,000       |       -0-
===================================================================================================================

(1) As of December 31, 2000, none of the stock options held by Mr. Li, Mr. Tam and Mr. Wong were exercisable. None of such options was "in-the-money" at such date, as the fair market value (as defined in the Company stock option plan and adjusted as a result of the one-for-ten reverse stock split) of the Common Stock on December 31, 2000, was US$2.94 per share.

(2)  Mr. Li resigned in October 2001.

Option/SAR Grants Table.
-----------------------

         The following table sets forth information with respect to the grant of options to purchase shares of Common Stock during the fiscal year ended December 31, 2000 to each person named in the Summary Compensation Table.

                                                                                                 Potential Realiz-
                                                                                                 able Value At
                                                                                                 Assumed Rates
                           Number           % Of                                                 Of Stock Price
                           Of Shares        Total Options                                        Appreciation For
                           Underlying       Granted To        Exercise Or                        Option Term
                           Options          Employees In      Base Price        Expiration
Name                       Granted          Fiscal Year       $/Share           Date             5%($)    10%($)
-------------------------------------------------------------------------------------------------------------------
Ching Lung Po                  --                --               --                --             --         --


Tam Cheuk Ho                   --                --               --                --             --         --

Wong Wah On                    --                --               --                --             --         --

Li Fei Lie(1)                  --                --               --                --             --         --



--------------------
(1)  Mr. Li resigned in October 2001.


Aggregated Option Exercises and Fiscal Year-End Option Value Table.
-------------------------------------------------------------------

         The following table sets forth information with respect to the exercise of options to purchase shares of Common Stock during the fiscal year ended December 31, 2000 by each person named in the Summary Compensation Table.


                                                     Number of Shares              Values of Unexercised
                  Shares            ($)              Underlying Unexercised        In the Money Options
                  Acquired on       Value            Options At Year End           at Year End (1)
Name              Exercise          Realized         Exercisable/Unexercisable     Exercisable/Unexercisable
-------------------------------------------------------------------------------------------------------------
Ching Lung Po         --              --                     -- / --                     -- / --


Tam Cheuk Ho          --              --                     60 / 60                     -- / --

Wong Wah On           --              --                     60 / 60                     -- / --

Li Fei Lie(2)         --              --                  1,000 / 1,000                  --   --/


--------------------------
(1) Value based on the difference between the closing price of the Company's Common Stock on the NASDAQ SmallCap Market of $3.00 per share on December 31, 2000, and the exercise price of the options.

(2)  Mr. Li resigned in October 2001.

Stock Option Plan.
-----------------

         The Company adopted a Stock Option Plan (the "Plan") as of March 31, 1995. The Plan allows the Board of Directors, or a committee thereof at the Board's discretion, to grant stock options to officers, directors, key employees, consultants and affiliates of the Company. Initially, 24,000 shares of common stock could be issued and sold pursuant to options granted under the Plan. "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), may be granted to employees, including officers, whether or not they are members of the Board of Directors, and nonqualified stock options may be granted to any such employee or officer and to directors, consultants, and affiliates who perform substantial services for or on behalf of the Company or its subsidiaries.

         The Board of Directors, or a committee appointed by the Board (the "Committee"), is vested with authority to (i) select persons to participate in the Plan; (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which grants will be made; (iii) interpret the Plan; and (iv) adopt, amend, or rescind such rules and regulations for carrying out the Plan as it may deem appropriate. The Board of Directors has the power to modify or terminate the Plan and from time to time may suspend, and if suspended may reinstate, any or all of the provisions of the Plan except that (i) no modification, suspension, or termination of the Plan may, without the consent of the grantee affected, alter or impair any grant previously made under the Plan; and (ii) no modification shall become effective without prior consent of the stockholders of the Company that would (a) increase the maximum number of shares reserved for issuance under the Plan, except for certain adjustments allowed by the Plan; (b) change the classes of employees eligible to participate in the Plan; or (c) materially increase the benefits accruing to participants in the Plan. On October 12, 2000, by virtue of an amendment adopted by the stockholders of the Company, the requirement of stockholder approval of any modification of the Plan that would materially increase the benefits accruing to participants in the Plan was eliminated.

         The Plan provides that the price per share deliverable upon the exercise of each Incentive Stock Option shall not be less than 100% of the fair market value of the shares on the date the option is granted, as the Committee determines. In the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, such price per share, if required by the Code at the time of grant, shall not be less than 110% of the fair market value of the shares on the date the option is granted. The price per share deliverable upon the exercise of each nonqualified stock option shall not be less than the higher of (i) the net tangible assets per share of the Company as of the end of the fiscal year immediately preceding the date of such granting; or (ii) 80% of the fair market value of the shares on the date the option is granted, as the Committee determines. On October 12, 2000, by virtue of an amendment adopted by the stockholders of the Company to modify the pricing procedure for the exercise of nonqualified stock options, the price per share deliverable upon the exercise of each nonqualified stock option shall not be less than 80% of the fair market value of the shares of the date the option is granted, as the Committee determines.

         Options may be exercised in whole or in part upon payment of the exercise price of the shares to be acquired. Payment shall be made in cash or, in the discretion of the Committee, in shares previously acquired by the participant or in a combination of cash and shares of Common Stock. The fair market value of shares of Common Stock tendered on exercise of options shall be determined on the date of exercise.

         On December 30, 1996, the stockholders of the Company adopted an amendment to the Plan (a) to change the number of shares of Common Stock subject to the Plan to that number of shares which would, in the aggregate and if deemed outstanding, constitute 20% of the Company's then-outstanding shares of Common Stock, as determined at the time of granting stock options, and (b) to allow Nonqualified Stock Options, as defined in the Plan, to be exercisable in less than one year (no currently outstanding options were changed by such amendment).

         As of December 31, 2000, options to purchase 13,820 shares of Common Stock had been granted and remain outstanding, and 10,180 were available for future grant. Of the options outstanding as of such date, options to purchase 2,120 shares were beneficially owned by officers and directors of the Company.

Report on Repricing of Options.
------------------------------

         No options were repriced during the year ended December 31, 2000.

Director Compensation.
---------------------

         During the fiscal years ended December 31, 2000 and 1999, directors of the Company did not receive compensation for their services as such.

Employment and Consulting Agreements.
------------------------------------

         On February 1, 1999, the Company entered into an Employment Agreement with Tam Cheuk Ho. In accordance with the terms of the Employment Agreement, Mr. Tam is employed by the Company as its Chief Financial Officer, to perform such duties as the Board of Directors from time to time determines. Mr. Tam receives a base salary of HK$1,800,000 (US$230,769) annually, which base salary is to be adjusted on each anniversary of the Employment Agreement to reflect a change in the applicable consumer price index, or such greater amount as the Company's Board of Directors may determine. The Employment Agreement has a term of two years and will be automatically renewed, subject to earlier termination in accordance with the terms thereof.

         On February 1, 1999, the Company entered into an Employment Agreement with Wong Wah On. In accordance with the terms of the Employment Agreement, Mr. Wong is employed by the Company as its Financial Controller and Corporate Secretary, to perform such duties as the Board of Directors from time to time determines. Mr. Wong receives a base salary of HK$1,200,000 (US$153,846) annually, which base salary is to be adjusted on each anniversary of the Employment Agreement to reflect a change in the applicable consumer price index, or such greater amount as the

Company's Board of Directors may determine. The Employment Agreement has a term of two years and will be automatically renewed, subject to earlier termination in accordance with the terms thereof.

         On February 1, 1999, the Company entered into a Service Agreement with Ching Lung Po. In accordance with the terms of the Service Agreement, Mr. Ching is employed by the Company as its Chief Executive Officer, to perform such duties as the Board of Directors from time to time determines. Mr. Ching receives a base salary of HK$2,160,000 (US$276,923) annually, which base salary is to be adjusted on each anniversary of the Employment Agreement to reflect a change in the applicable consumer price index, or such greater amount as the Company's Board of Directors may determine. The Employment Agreement has a term of two years and will be automatically renewed, subject to earlier termination in accordance with the terms thereof.

         Except for the foregoing, the Company has no employment contracts with any of its officers or directors and maintains no retirement, fringe benefit or similar plans for the benefit of its officers or directors. The Company may, however, enter into employment contracts with its officers and key employees, adopt various benefit plans and begin paying compensation to its officers and directors as it deems appropriate to attract and retain the services of such persons.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         As disclosed above under "Stock Options", the Company has adopted a Stock Option Plan to grant stock option to officers, directors, key employees, consultants and affiliates of the Company.

         As disclosed above under "Executive Compensation", Ching Lung Po, Tam Cheuk Ho and Wong Wah On are parties to employment agreements with the Company.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE
                               DIRECTOR NOMINEES.

                                   PROPOSAL 2

       PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT
                             AUDITORS OF THE COMPANY

         At the Annual Meeting, stockholders will be requested to ratify the Board of Directors' engagement of Ernst & Young for the fiscal year ending December 31, 2001.

Fees to Auditors.
----------------

         Audit Fees: The aggregate fees, including expenses, billed by Ernst & Young in connection with the audit of the Company's consolidated financial statements for the most recent fiscal year and for the review of the Company's financial information included in its Annual Report on Form 10-K and its quarterly reports on Form 10-Q during the year 2000 was HK$630,000 (US$80,769).

         All Other Fees: The aggregate fees, including expenses, billed for all other services rendered to the Company by Ernst & Young during year 2000 was HK$65,000 (US$8,333). These non-audit fees relate to corporate compliance, tax services, SEC consulting services and registration filing services performed for the Company.

General.
-------

         A representative of Ernst & Young is expected to be present at the Annual Meeting, and if so, will be provided with an opportunity to make a statement if such representative desires to do so, and is expected to be available to respond to appropriate questions from stockholders.

         The approval of Proposal 2 by the stockholders requires that the votes cast favoring Proposal 2 exceed the votes cast opposing Proposal 2.


 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ERNST &
                  YOUNG AS INDEPENDENT AUDITORS OF THE COMPANY.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders of the Company which are intended to be presented by such stockholders at the annual meeting of stockholders to be held in 2002 must be received by the Company no later than July 15, 2002, in order to have them included in the proxy statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

         Management is not aware of any other matters to be presented for action at the Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matters.

                              ACCOMPANYING REPORTS

         The Company's Annual Report on Form 10-K (without exhibits), including audited consolidated financial statements as at and for the years ended December 31, 2000, 1999 and 1998, and the Company's Quarterly Report on Form 10-Q, including unaudited consolidated financial statements as at and for the three and six months ended June 30, 2001, accompany this proxy statement.

                                   APPENDIX A


                             AUDIT COMMITTEE CHARTER

                        CHINA RESOURCES DEVELOPMENT, INC.

                             AUDIT COMMITTEE CHARTER


ORGANIZATION
------------

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY
-------------------

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES
------------------------------

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

o The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's stockholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to stockholders' approval.

o The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

o The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

o The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                        CHINA RESOURCES DEVELOPMENT, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                December 12, 2001

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        CHINA RESOURCES DEVELOPMENT, INC.

         The undersigned hereby appoints Ching Lung Po proxy with power of substitution and hereby authorizes him to represent and to vote, as designated below, all of the shares of common stock of China Resources Development, Inc. held of record by the undersigned on October 31, 2001 at the Annual Meeting of Stockholders to be held at 26/F, Securities Building, 5020 Binhe Road, Fu Tian District, Shenzhen Province, People's Republic of China, on Wednesday, December 12, 2001 at 2:30 p.m., Hong Kong time, and at all adjournments thereof, with all powers the undersigned would possess if personally present. In his or her discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

1.    Election of Directors

      Nominees:  Ching Lung Po and Ng Kin Sing.

      [  ] FOR all nominees    [  ] WITHHOLD AUTHORITY   [  ] FOR all nominees,
                                                         except as noted below:


                                                         -----------------------
                                                         Nominee exception(s)

2. Proposal to ratify the appointment of Ernst & Young as independent auditors of the Company for the fiscal year ending December 31, 2001 to serve at the pleasure of the Board of Directors.

      [  ] FOR                 [  ] AGAINST              [  ] ABSTAIN

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNEDSTOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

      THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF 2001 ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH.



DATED:
      ---------------------        ---------------------------------------------
                                   (Signature)


                                   ---------------------------------------------
                                   (Signature if jointly held)


                                   ---------------------------------------------
                                   (Printed name(s))

Please sign exactly as name appears herein. When shares are held by Joint Tenants, both should sign, and for signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If held by a corporation, please sign in the full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership name by an authorized person.

                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                      IN THE ENCLOSED ENVELOPE. THANK YOU.